Exhibit 99.1

FS Investment Corporation Reports Fourth Quarter and 2014 Annual Financial Results

PHILADELPHIA, PA, March 2, 2015 – FS Investment Corporation (NYSE: FSIC), a publicly traded business development company focused on providing customized credit solutions to private middle market U.S. companies, announced its operating results for the quarter and year ended December 31, 2014.

Financial Highlights for the Quarter Ended December 31, 20141

•	Net investment income of $0.28 per share, compared to $0.20 per share for the quarter ended December 31, 2013

•	Adjusted net investment income of $0.24 per share, compared to $0.24 per share for the quarter ended December 31, 2013.[2] Adjusted net investment income for the quarter ended December 31, 2014 excludes excise taxes and one-time expenses associated with the repayment and termination of the Walnut Street revolving credit facility, as well as the reversal of accruals for capital gains incentive fees

•	Net loss of $0.04 per share, compared to net earnings of $0.30 per share for the quarter ended December 31, 2013

•	Paid cash distributions to stockholders totaling $0.32 per share, including a $0.10 per share special cash distribution[3]

•	Committed $259 million to direct originations during the quarter ended December 31, 2014, 65% of which were in senior secured debt (first lien senior secured loans and senior secured bonds)

Financial Highlights for the Year Ended December 31, 20141

•	Net investment income of $0.97 per share, compared to $0.96 per share for the year ended December 31, 2013

•	Adjusted net investment income of $0.99 per share, compared to $0.99 per share for the year ended December 31, 2013.[2] Adjusted net investment income for the year ended December 31, 2014 excludes excise taxes and one-time expenses associated with the NYSE listing and the repayment and termination of the Walnut Street and Arch Street revolving credit facilities, as well as the reversal of accruals for capital gains incentive fees

•	Net earnings of $0.78 per share, compared to $1.04 per share for the year ended December 31, 2013

•	Paid cash distributions to stockholders totaling $1.08 per share, including $0.20 per share in special cash distributions[3]

•	Committed $1.6 billion to direct originations during the year ended December 31, 2014, 84% of which were in senior secured debt (first and second lien senior secured loans and senior secured bonds)

Michael C. Forman, Chairman and Chief Executive Officer of FSIC said, “I am pleased to report that in 2014 FSIC generated a total return, based on net asset value, of 7.17%. Throughout the year, we continued to grow our portfolio allocation to our core investment strategies, which include direct originations and opportunistic investments, and we maintained our focus on investing in senior secured debt.”

Forman added, “We at Franklin Square believe we are well-positioned to continue to generate reliable and sustainable income for our shareholders. We believe the scale of our platform enables us to participate in a less competitive part of the direct originations market and enables us to be opportunistic in our investment selection to maximize our risk-adjusted returns. We also believe the sourcing and credit expertise of GSO / Blackstone, our sub-advisor, provide us with a significant breadth of investment opportunities and to date has resulted in strong credit performance in our portfolio.”

Operating Results

	Three Months Ended
(all per share amounts are basic and diluted)[1]	December 31, 2014	September 30, 2014	December 31, 2013

Net investment income per share	$0.28	$0.25	$0.20

Adjusted net investment income per share[2]	$0.24	$0.25	$0.24

Total net realized and unrealized gain (loss) on investments per share	$(0.33)	$(0.02)	$0.10

Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$(0.04)	$0.23	$0.30

Stockholder distributions per share[3]	$0.3228	$0.3228	$0.2137

Net asset value per share at period end	$9.83	$10.19	$10.18

Portfolio Highlights

•	As of December 31, 2014, the fair value of investments was $4.2 billion.

•	Core investment strategies represented 94% of the portfolio by fair value as of December 31, 2014, including 75% from direct originations and 19% from opportunistic investments. Broadly syndicated/other investments represented the remaining 6% of the portfolio by fair value, as of December 31, 2014.

•	Gross portfolio yield prior to leverage (based on amortized cost and excluding non-income producing assets) as of December 31, 2014 was 10.4%, compared to 10.2% as of December 31, 2013.

•	No new investments were placed on non-accrual during the fourth quarter. As of December 31, 2014, investments on non-accrual represented 0.3% of FSIC’s total portfolio based on fair value.

Total Portfolio Activity

(dollar amounts in thousands)	Three Months Ended December 31, 2014	Year Ended December 31, 2014
Purchases	$536,854	$2,178,075
Sales and redemptions	(598,049)	(2,121,939)
Net portfolio activity	$(61,195)	$56,136

		As of December 31, 2014
Total fair value of investments		$4,183,447

Total assets		$4,354,886

Portfolio Data		As of December 31, 2014
Number of Portfolio Companies		118
Average Annual EBITDA of Portfolio Companies		$155,200
Weighted Average Purchase Price of Investments (as a % of par or stated value)		97.4%
% of Investments on Non-Accrual[4]		0.3%

Asset Class (based on fair value)
Senior Secured Loans — First Lien		53%
Senior Secured Loans — Second Lien		17%
Senior Secured Bonds		8%
Subordinated Debt		11%
Collateralized Securities		3%
Equity/Other		8%

Portfolio Composition by Strategy (based on fair value)[5]
Direct Originations		75%
Opportunistic		19%
Broadly Syndicated/Other		6%

Interest Rate Type (based on fair value)
% Variable Rate		69.0%
% Fixed Rate		23.3%
% Income Producing Equity or Other Investments		2.9%
% Non-Income Producing Equity or Other Investments		4.8%

Yields
Gross Portfolio Yield Prior to Leverage (based on amortized cost)		10.0%

Gross Portfolio Yield Prior to Leverage (based on amortized cost) — Excluding Non-Income Producing Assets		10.4%

Direct Origination Activity

(dollar amounts in thousands)	Three Months Ended December 31, 2014	Year Ended December 31, 2014

New Direct Originations

Total Commitments (including unfunded commitments)	$258,562	$1,609,397

Exited Investments (including partial paydowns)	(88,376)	(543,599)

Net Direct Originations	$170,186	$1,065,798

New Direct Originations by Asset Class (including unfunded commitments)

Senior Secured Loans — First Lien	36%	59%
Senior Secured Loans — Second Lien	—	18%
Senior Secured Bonds	29%	7%
Subordinated Debt	19%	10%
Collateralized Securities	7%	1%
Equity/Other	9%	5%
Average New Direct Origination Commitment Amount	$23,506	$37,428
Weighted Average Maturity for New Direct Originations	11/19/2021	7/14/2020
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of New Direct Originations during Period	8.7%	9.6%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of New Direct Originations during Period — Excluding Non-Income Producing Assets	10.5%	10.5%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of Direct Originations Exited during Period	9.1%	10.0%

Characteristics of All Direct Originations held in Portfolio		As of December 31, 2014
Direct Originations, at fair value		$3,147,946
Number of Portfolio Companies		52
Average Annual EBITDA of Portfolio Companies		$47,200
Average Leverage Through Tranche of Portfolio Companies — Excluding Equity/Other and Collateralized Securities		4.6x
% of Investments on Non-Accrual		—
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of Funded Direct Originations		9.7%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of Funded Direct Originations — Excluding Non-Income Producing Assets		10.1%

Balance Sheet Summary

(in thousands, except per share amounts)	As of December 31, 2014	As of December 31, 2013

Assets
Investments, at fair value	$4,183,447	$4,137,581
Cash	96,844	227,328
Receivable for investments sold and repaid	8,976	26,722
Interest receivable	51,814	47,622
Deferred financing costs	13,097	5,168
Prepaid expenses and other assets	708	156

Total assets	$4,354,886	$4,444,577

Liabilities
Payable for investments purchased	$28,095	$23,423
Credit facilities payable	188,827	723,682
Unsecured notes payable	725,000	—
Repurchase agreement payable	950,000	950,000
Stockholder distributions payable	17,885	18,671
Management fees payable	19,560	22,700
Accrued capital gains incentive fees	21,075	32,133
Subordinated income incentive fees payable	13,089	14,303
Administrative services expense payable	1,410	1,153
Interest payable	15,850	10,563
Directors’ fees payable	296	254
Deferred financing costs payable	473	—
Other accrued expenses and liabilities	6,340	6,703

Total liabilities	$1,987,900	$1,803,585

Stockholders’ Equity
Preferred stock, $0.001 par value	—	—
Common stock, $0.001 par value	$241	$259
Capital in excess of par value	2,258,548	2,466,753
Accumulated undistributed net realized gains on investments and gain/loss on foreign currency	33,758	55,344
Accumulated undistributed (distributions in excess of) net investment income	68,658	35,322
Net unrealized appreciation (depreciation) on investments and gain/loss on foreign currency	5,781	83,314

Total stockholders’ equity	$2,366,986	$2,640,992

Total liabilities and stockholders’ equity	$4,354,886	$4,444,577

Net asset value per share of common stock at year end	$9.83	$10.18

Reconciliation of Non-GAAP Financial Measures1

	Three Months Ended[1]
	December 31, 2014	September 30, 2014	December 31, 2013
GAAP net investment income per share	$0.28	$0.25	$0.20
Plus capital gains incentive fees per share	(0.07)	—	0.02
Plus excise taxes per share	0.02	—	0.02
Plus one-time expenses per share[6]	0.01	0.01	—
Adjusted net investment income per share[2]	$0.24	$0.25	$0.24

	Year Ended[1]
	December 31, 2014	December 31, 2013
GAAP net investment income per share	$0.97	$0.96
Plus capital gains incentive fees per share	(0.04)	0.01
Plus excise taxes per share	0.02	0.02
Plus one-time expenses per share[7]	0.04	—
Adjusted net investment income per share[2]	$0.99	$0.99

1)	The per share data was derived by using the weighted average shares of FSIC’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.

2)	Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes; and (ii) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSIC’s normal course of business (referred to herein as one-time expenses). FSIC uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income to adjusted net investment income can be found above.
3)	The per share data for distributions reflects the actual amount of distributions paid per share of FSIC’s common stock during the applicable period.
4)	Interest income is recorded on an accrual basis. Generally, investments are placed on non-accrual when the collection of future interest and principal payments is uncertain.
5)	See FSIC’s annual report on Form 10-K for the year ended December 31, 2014 for a description of the investment strategies.
6)	FSIC’s one-time expenses for the three months ended December 31, 2014 were $1,610. For the three months ended December 31, 2014, FSIC incurred $2,013 of expenses relating to the acceleration of the remaining unamortized deferred financing costs associated with the closing of the Walnut Street credit facility. These costs were partially offset by a $403 reduction in FSIC’s subordinated incentive fee on income due to the reduction in pre-incentive fee net investment income associated with this one-time expense.
7)	FSIC’s one-time expenses for the year ended December 31, 2014 were $8,990. For the year ended December 31, 2014, FSIC incurred an aggregate of $4,239 of expenses relating to the acceleration of the remaining unamortized deferred financing costs associated with the closing of the Walnut Street and Arch Street credit facilities. These costs were partially offset by a $849 reduction in FSIC’s subordinated incentive fee on income due to the reduction in pre-incentive fee net investment income associated with these one-time expenses. In addition to these costs, during the year ended December 31, 2014, FSIC incurred expenses of $7,000 in connection with the listing of its shares on the NYSE, including listing advisory fees of $5,043 and other legal, printing and marketing expenses. These expenses were partially offset by a $1,400 reduction in FSIC’s subordinated incentive fee on income due to the reduction in pre-incentive fee net investment income associated with this one-time expense.

Conference Call Information

FSIC will hold its conference call to discuss its financial results for the quarter and year ended December 31, 2014 on Tuesday, March 3, 2015, at 9:00 a.m. Eastern Time. Interested parties are invited to participate via telephone or webcast, which will be hosted on a webcast link located on the “Investor Relations” section of its website at www.fsinvestmentcorp.com. For participants joining via telephone, please dial 1 (800) 446-1671 at least 10 minutes prior to the beginning of the conference call and provide the confirmation code 38809545 when prompted. An audio archive of the call will be available for replay. The link to the audio archive can be found under the “Investor Relations” section of FSIC’s website and will be available for a period of 30 days following the call.

Supplemental Information

FSIC will provide a financial information presentation with additional details on its financial results for the quarter and year ended December 31, 2014 in advance of the March 3, 2015 conference call. This presentation will be made available under the “Presentations and Reports” page within the “Investor Relations” section of FSIC’s website (www.fsinvestmentcorp.com). For inquiries, please contact Jim Ballan at (267) 439-4375.

About FS Investment Corporation

FS Investment Corporation (NYSE: FSIC) is a publicly traded business development company (“BDC”) focused on providing customized credit solutions to private middle market U.S. companies. FSIC seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies to achieve the best risk-adjusted returns for its investors. In connection with its debt investments, FSIC may receive equity interests such as warrants or options.

FSIC is advised by FB Income Advisor, LLC, an affiliate of Franklin Square Capital Partners (“Franklin Square”), and is sub-advised by GSO / Blackstone Debt Funds Management LLC, an affiliate of GSO Capital Partners (“GSO”). GSO, with approximately $72.9 billion in assets under management as of December 31, 2014, is the credit platform of Blackstone, one of the world’s leading managers of alternative investments. For more information, please visit www.fsinvestmentcorp.com.

About Franklin Square

Franklin Square is a leading manager of alternative investment funds designed to enhance investors’ portfolios by providing access to asset classes, strategies and asset managers that typically have been available to only the largest institutional investors. The firm’s funds offer “endowment-style” investment strategies that help construct diversified portfolios and manage risk. Franklin Square strives not only to maximize investment returns but also to set the industry standard for best practices by focusing on transparency, investor protection and education for investment professionals and their clients.

Founded in Philadelphia in 2007, Franklin Square quickly established itself as a leader in the world of alternative investments by introducing innovative credit-based income funds, including the industry’s first non-traded BDC. The firm managed approximately $13.6 billion in assets as of September 30, 2014. For more information, please visit www.franklinsquare.com.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSIC’s annual report on Form 10-K for the year ended December 31, 2014, which FSIC filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 2, 2015, as well as FSIC’s other reports filed with the SEC. A copy of FSIC’s annual report on Form 10-K for the year ended December 31, 2014 and FSIC’s other reports filed with the SEC can be found on FSIC’s website at www.fsinvestmentcorp.com and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSIC’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSIC intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSIC’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSIC may fund its cash distributions to stockholders from any sources of funds legally available to it, including proceeds from the sale of shares of FSIC’s common stock, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. FSIC has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSIC will be able to pay distributions at a specific rate or at all.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSIC. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSIC’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in FSIC’s operating area, and the price at which shares of FSIC’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSIC makes with the SEC. FSIC undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The press release above contains summaries of certain financial and statistical information about FSIC. The information contained in this press release is summary information that is intended to be considered in the context of FSIC’s SEC filings and other public announcements that FSIC may make, by press release or otherwise, from time to time. FSIC undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSIC, or information about the market, as indicative of FSIC’s future results.

Individual investors and endowments may have different investment horizons, liquidity needs and risk tolerances. In addition, fees that may be incurred by an investor in a fund sponsored by Franklin Square may be different than fees incurred by an endowment investing in similar assets as those in which the funds invest.

Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). FSIC uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSIC’s financial results with other BDCs.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSIC’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.